Exhibit 10.74


BILL OF SALE


     KNOW ALL MEN BY THESE PRESENTS: SF Leasing L.L.C. ("Seller") for and in consideration of the sum of Fifteen Million Three Hundred Thirty Six Thousand Eight Hundred Sixty Five and 75/100 Dollars ($15,336,865.75) plus sales taxes in the amount of $0 Dollars (exempt) (if exemption from sales tax is claimed, an exemption certificate must be furnished herewith), paid by Stella Foods, Inc. (together with its successors and assigns, the "Buyer") receipt of which is acknowledged, hereby grants, sells, assigns, transfers and delivers to Buyer the equipment (the "Equipment") described in Schedules No. 1 and No. 2 and Annex A to Schedules No. 1 and No. 2, dated November 14, 1996, to the Master Lease Agreement, dated as of November 14, 1996, among Seller, as lessor, and Buyer and Metz Baking Company, collectively as lessees (said Schedules and related Master Lease Agreement, as amended, supplemented or otherwise modified, being collectively referred to herein as the "Lease"), to have and to hold the Equipment unto Buyer and its successors with permitted assigns, to and for its and their proper use and benefit, forever, along with whatever claims and rights Seller may have against the manufacturer and/or supplier of the Equipment (the "Supplier"), including but not limited to all warranties and representations.

     Buyer is purchasing the Equipment in its AS IS WHERE IS CONDITION in accordance with the exercise of its early purchase option under Section XXII of the Lease. Seller represents and warrants to Buyer that Buyer will acquire by the terms of this Bill of Sale all of Seller's right, title and interest in the Equipment free and clear of any lien or encumbrance created by, through or under Seller.

     Seller hereby covenants with Buyer and its successors and permitted assigns that, from time to time after the date hereof, Seller will execute and deliver to Buyer such instruments of transfer, conveyance, assignment and delivery as may reasonably be requested by Buyer in order to vest in Buyer all of Seller's right, title or interest in or to, any of the Equipment.

     IN WITNESS WHEREOF, Seller has executed this Bill of Sale this 5th day of December, 1997.

                                   SELLER:

                                   SF Leasing L.L.C.


                                   By:  /s/ Douglas D. Wheat
                                   Name:     Douglas D. Wheat
                                   Title:    President